As filed with the Securities and Exchange Commission on April 4, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BioXcel Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	82-1386754
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

555 Long Wharf Drive

New Haven, CT 06511

(Address of Principal Executive Offices) (Zip Code)

BioXcel Therapeutics, Inc. 2020 Incentive Award Plan

BioXcel Therapeutics, Inc. 2020 Employee Stock Purchase Plan

(Full title of the plans)

Vimal Mehta, Ph.D.
Chief Executive Officer
BioXcel Therapeutics, Inc.
555 Long Wharf Drive
New Haven, CT 06511
(Name and address of agent for service)

(475) 238-6837

(Telephone number, including area code, of agent for service)

Copies to:

N. Danny Shulman

Emily Johns

Honigman LLP

1440 New York Avenue, NW Suite 200

Washington, DC 20005

(202) 844 3380

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 is being filed with the U.S. Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 155,120 shares of common stock, par value $0.001 per share (the “Common Stock”), of BioXcel Therapeutics, Inc. (the “Company”), issuable under the following employee benefit plans for which a registration statement of the Company on Form S-8 (File Nos. 333-238580, 333-266922, 333-270652 and 333-278492) is effective: (i) the BioXcel Therapeutics, Inc. 2020 Incentive Award Plan (the “2020 Plan”) and (ii) the BioXcel Therapeutics, Inc. 2020 Employee Stock Purchase Plan (the “2020 ESPP”). Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statements are incorporated into this Registration Statement by reference herein.

INCORPORATION BY REFERENCE

The following documents filed with the Commission by the Registrant are hereby incorporated by reference in this Registration Statement:

• Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025.

• Our Current Reports on Form 8-K, filed with the SEC on January 8, 2025, January 16, 2025, January 29, 2025, February 6, 2025, March 3, 2025, March 4, 2025, March 21, 2025 and March 21, 2025.

• The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on March 5, 2018, as updated by “Description of the Registrant’s Securities Registered under Section 12 of the Exchange Act” filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and any amendment or report filed with the SEC for the purpose of updating such description.

In addition, all reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of filing of this registration statement and prior to the effectiveness of this registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Any statement herein or contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 8. EXHIBITS.

Exhibit			Incorporated by Reference
Number	Exhibit Description	Form	File Number	Filing Date	Exhibit	Filed Herewith

3.1	Amended and Restated Certificate of Incorporation	10-Q	001-38410	8-10-2021	3.1

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	8-K	001-38410	6-12-2024	3.1

3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	8-K	001-38410	2-6-2025	3.1

3.4	Amended and Restated Bylaws	8-K	001-38410	3-13-2018	3.2

3.5	Specimen Stock Certificate evidencing the shares of common stock.	S-1/A	333-22990	2-26-2018	4.2

5.1	Opinion of Honigman LLP					*

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm					*

23.2	Consent of Honigman LLP (included in Exhibit 5.1)					*

24.1	Power of Attorney (included on the signature page of the Registration Statement)					*

99.1	BioXcel Therapeutics, Inc. 2020 Incentive Award Plan	10-Q	001-38410	8-14-2020	10.1

99.2	BioXcel Therapeutics, Inc. 2020 Employee Stock Purchase Plan	10-Q	001-38410	8-14-2020	10.2

107.1	Filing Fee Table					*

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on this 4th day of April, 2025.

BioXcel Therapeutics, Inc.

By	/s/ Vimal Mehta
Vimal Mehta
Chief Executive Officer, President and Director

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Vimal Mehta, Ph.D. and Richard Steinhart, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Vimal Mehta, Ph.D.	Chief Executive Officer, President and Director	April 4, 2025
Vimal Mehta, Ph.D.	(principal executive officer)

/s/ Richard Steinhart	Chief Financial Officer	April 4, 2025
Richard Steinhart	(principal financial officer and principal accounting officer)

/s/ Peter Mueller, Ph.D.	Chairman of the Board of Directors	April 4, 2025
Peter Mueller, Ph.D.

/s/ June Bray	Director	April 4, 2025
June Bray

/s/ Sandeep Laumas, M.D.	Director	April 4, 2025
Sandeep Laumas, M.D.

/s/ Michael Miller	Director	April 4, 2025
Michael Miller

/s/ Michal Votruba, M.D., Ph.D.	Director	April 4, 2025
Michal Votruba, M.D., Ph.D.

/s/ David Mack	Director	April 4, 2025
David Mack

/s/ Rajiv Patni, M.D.	Director	April 4, 2025
Rajiv Patni, M.D.